UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2018

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA	52241
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 5, 2018, KemPharm, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC (the “Underwriters”), to issue and sell 8,333,334 shares of common stock of the Company (“Common Stock”) in an underwritten public offering pursuant to a Registration Statement on Form S-3 (File No. 333-213926) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”). The offering price to the public is $3.00 per share of Common Stock. In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 1,250,000 shares of Common Stock. The Company estimates that the net proceeds from the Offering will be approximately $23.2 million, or approximately $26.7 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock, in each case after deducting underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion as to the legality of the shares of Common Stock to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Exchange Agreement

On October 5, 2018, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. (the “Holders”). Under the Exchange Agreement, the Holders are exchanging an aggregate of $9,577,000 principal amount of the Company’s 5.50% Senior Convertible Notes due 2021 for an aggregate of 9,577 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Company has also agreed to pay the Holders an amount of $95,104.93 in cash, which represents the amount of accrued and unpaid interest on the exchanged notes.

The Exchange Agreement contains customary representations, warranties and covenants made by the Company and the Holders. The Exchange Agreement also requires the Company to reimburse the Holders for up to $25,000 of expenses relating to the exchange.

The foregoing description of the Exchange Agreement is a summary and is qualified in its entirety by Exhibit 10.1 attached hereto, which is incorporated by reference into this Item 1.01.

The terms of the Series A Preferred Stock are described in Item 5.03 of this filing. The information provided in Item 5.03 with respect to the Certificate of Designation (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Exchange Agreement and below in Item 5.03 related to the Series A Preferred Stock is hereby incorporated by reference into this Item 3.02.

The shares of Series A Preferred Stock were issued in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 related to the Exchange Agreement and below in Item 5.03 related to the Series A Preferred Stock is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock

On October 5, 2018, as a condition to closing of the Exchange Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State Delaware, setting forth the preferences, rights and limitations of the Series A Preferred Stock. The Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Each share of Series A Preferred Stock has an aggregate stated value of $1,000 and is convertible into shares of Common Stock at a per share price equal to $3.00 per share (subject to adjustment to reflect stock splits and similar events). There are an aggregate of 3,192,334 shares of Common Stock issuable upon conversion of the Series A Preferred Stock (without giving effect to the limitation on conversion described below). The Series A Preferred Stock is convertible at any time at the option of the Holders, provided that the Holders of Series A Preferred Stock are prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such Holders (together with certain affiliates and “group” members) would beneficially own more than 4.985% of the total number of shares of Common Stock then issued and outstanding. The Series A Preferred Stock is not redeemable. In the event of the Company’s liquidation, dissolution or winding up, the Holders will receive an amount equal to $0.0001 per share, plus any declared but unpaid dividends, and thereafter will share ratably in any distribution of the Company’s assets with holders of Common Stock on an as-converted basis. With respect to rights upon liquidation, the Series A Preferred Stock ranks senior to the Common Stock and junior to existing and future indebtedness. Except as otherwise required by law (or with respect to approval of certain actions involving the Company’s organizational documents that materially and adversely affect the Holders of Series A Preferred Stock), the Series A Preferred Stock does not have voting rights. The Series A Preferred Stock is not subject to any price-based anti-dilution protections and does not provide for any accruing dividends, but provides that Holders of Series A Preferred Stock will participate in any dividends on the Common Stock on an as-converted basis (without giving effect to the limitation on conversion described above). The Certificate of Designation also provides for partial liquidated damages in the event that the Company fails to timely convert shares of Series A Preferred Stock into Common Stock in accordance with the Certificate of Designation.

The foregoing description of the Certificate of Designation and the Series A Preferred Stock is a summary and is qualified in its entirety by Exhibit 3.1 attached hereto, which is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On October 5, 2018, the Company issued a press release announcing that it had priced the Offering. Copies of the press releases are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement by and among KemPharm, Inc. and RBC Capital Markets, LLC, dated October 5, 2018.

3.1	KemPharm, Inc. Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

5.1	Opinion of Cooley LLP.

10.1	Exchange Agreement, dated as of October 5, 2018, by and among KemPharm, Inc., Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated October 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPHARM, INC.

	By:	/s/ R. LaDuane Clifton
Date: October 5, 2018		R. LaDuane Clifton, CPA Chief Financial Officer, Secretary and Treasurer